Exhibit 10(6)

                                 FIRST AMENDMENT
                                     TO THE
                    DIRECTOR DEFERRED COMPENSATION AGREEMENT
                                       OF
                      FIRST FEDERAL SAVINGS BANK OF MARION
                                 MARION, INDIANA

This First Amendment ("Amendment"), dated the 1st day of December, 1996, hereby amends the Director Deferred Compensation Agreement ("Agreement") dated May 1, 1992, between First Federal Savings Bank of Marion ("Bank") and Jack O. Murrell, as follows:

The following Section II is added to the Agreement with all subsequent Sections renumbered accordingly:

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

         The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held, managed and invested, pursuant to the agreement which establishes such rabbi trust (the "rabbi trust agreement"). The Bank intends to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting obligations under this Agreement. The trust assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the rabbi trust agreement, until the trust assets are paid to the Director and his Beneficiary in such manner and at such times as specified in this Agreement. Contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement.

         IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed in triplicate, the day and year written here above:

                                         FIRST FEDERAL SAVINGS BANK OF MARION


                                         By: /s/ John Dalton
                                             Title  President